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                                                                   EXHIBIT 99.1


JOINT FILING AGREEMENT. Pursuant to Rule 13d-1(f) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Dated: July 10, 1998

                                                   /s/ Michael Ruff
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                                                      Signature

                                                     Michael Ruff
                                       ----------------------------------------
                                                      Name/Title

                                       ICARUS INVESTMENTS I, LTD.

                                       By: Icarus Investments, Inc.,
                                           General Partner

                                       By: /s/ Michael Ruff
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                                          Michael Ruff, President